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                                                                    EXHIBIT 3.23

                                   LION CORP.
                                   * * * * * *
                                  B Y - L A W S
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                                    ARTICLE I
                                     OFFICES

     Section 1. The registered office shall be located in the city of Philadelphia, Commonwealth of Pennsylvania.

     Section 2. The corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of the shareholders shall be held at such geographic location within or without the Commonwealth, as may be from time to time fixed or determined by the board of directors. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear from each other.

     Section 2. An annual meeting of the shareholders, commencing with the year 2002, shall be held on April 15, if not a legal holiday and, if a legal holiday, then on the next secular day following at 10:00 a.m. or on such other date and time as shall be fixed by the Board of Directors, when they shall elect by a majority note a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the president, or a majority of the board of directors, or the holders of not less than twenty percent of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to call a special meeting of the shareholders to be held at such time, not more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call.

     Section 4. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, at least five days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

     Section 5. Except as otherwise provided by law the officer having charge of the transfer books for shares of the corporation shall prepare and make a complete list of the

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shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     Section 6. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting, present in person or represented by proxy, shall be requisite and shall constitute a quorum for purposes of consideration and action on such matter, except as otherwise provided by statute or by the articles of incorporation or by these by-laws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matters set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     If a proxy casts a vote on behalf of a shareholder or any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.

     Section 7. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 8. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, unless otherwise provided in the articles of incorporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation or its designated agent. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker

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unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation or its designated agent.

     Section 9. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges or election are not so appointed, the chairman of any such meeting may and, on the request of any shareholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder or his proxy. If there be three judges of election the decision, act or certificate of a majority, shall be effected in all respects as the decision, act or certificate of all.

     Section 10. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the secretary of the corporation.

                                   ARTICLE III
                                    DIRECTORS

     Section 1. The Board of Directors shall consist of one or more members as determined initially by the incorporator and thereafter from time to time by resolution of the board. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this article, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining number of the board, though less than a quorum and each person so elected shall be a director for the balance of the unexpired term.

     Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

     Section 5. The board of directors shall hold an annual meeting immediately after the annual meeting of shareholders, and may hold such other regular meetings of the board of

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directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the board at a duly convened meeting, or by unanimous written consent.

     Section 6. Special meetings of the board may be called by the president on two days' notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the request of two directors.

     Section 7. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

     Section 9. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors or of any committee thereof may participate in a meeting of the board of directors or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   COMMITTEES

     Section 10. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution or in these by-laws, shall have an exercise the authority of the board of directors in the management of the business and affairs of the corporation except that a committee shall not have any power or authority as to the following: The submission to shareholders of any action requiring approval of shareholders under this subpart; the creation or filling of vacancies in the board of directors; the adoption, amendment or repeal of the by-laws; the amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board; action on matters committed by the bylaws or resolution of the board of directors exclusively to another committee of the board. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of the proceedings and report the same to the board when required.

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                            COMPENSATION OF DIRECTORS

     Section 11. The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                   ARTICLE IV
                                     NOTICES

     Section 1. Notices to directors and shareholders shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to his postal address appearing on the books of the corporation or, in the case of directors, supplied by him to the corporation for the purpose of notice or (ii) by facsimile transmission, email or other electronic communication to his facsimile number or address for email or other electronic communications supplied by him to the corporation for the purpose of notice. Notice pursuant to subparagraph (i) above shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person. Notice pursuant to subparagraph (ii) shall be deemed to have been given to the person entitled thereto when sent. A notice of meeting shall specify the day and hour and geographic location, if any, of the meeting and any other information required by law. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

     Section 2. Whenever any written notice is required to be given under the provisions of law or the articles or by-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this section, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                    ARTICLE V
                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The president and secretary shall be natural persons of full age; the treasurer may be a corporation but, if a natural person, shall be of full age. The board of directors may also choose vice-presidents and one or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.

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     Section 2.  The board of directors, immediately after each annual meeting of shareholders, shall elect a president, who may, but need not be a director, and the board shall also annually choose a secretary and a treasurer who need not be members of the board.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     Section 6. If required by the board of directors, an officer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                  THE PRESIDENT

     Section 7. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 8. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other office or agent of the corporation.

                               THE VICE-PRESIDENTS

     Section 9. The vice-president, of if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

     Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties

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for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 11. The assistant secretary, of if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES OF SHARES

     Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated if so provided for in the by-laws. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. If more than one class of shares is authorized, the certificate shall state that the corporation will furnish to any shareholder, upon request and without charge a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations thereof between the shares of each series, and the authority of the board of directors to fix and determine the relative rights and

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preferences of subsequent series. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 1528 of the Business Corporation Law or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Every share certificate shall be signed by the president or vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.

     Section 3. Where a certificate is signed by a transfer agent or an assistant transfer agent or a registrar, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who have signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                                LOST CERTIFICATES

     Section 4. The board of directors shall direct a new certificate of certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken, certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

                               TRANSFERS OF SHARES

     Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

     Section 6. The board of directors may fix a time, not more than ninety days, prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or

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distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice.

                             REGISTERED SHAREHOLDERS

     Section 7. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered to or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

                                   ARTICLE VII
                                 INDEMNIFICATION

     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a

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director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 3. To the extent that any person described in Section 1 or 2 of this Article VII has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Any indemnification under Section 1 or 2 of this Article VII (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (3) by the shareholders of the corporation.

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation as authorized in this Article VII. Advancement of expenses shall be authorized by the board of directors.

     Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VII shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 7. The board of directors may authorize, by a vote of the majority of the full board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in

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any such capacity, or arising out of his status at such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

     Section 8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 9.  Unless otherwise restricted by law, the provisions of this
Article VII shall remain in full force and effect. If any word, clause or provision of this Article VII or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

     Section 10. The intent of this Article VII is to provide for indemnification and advancement of expenses to the fullest extent permitted by statute or the laws of the Commonwealth of Pennsylvania. To the extent that such statute or any successor statute may be amended or supplemented from time to time, this Article VII shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

                                  ARTICLE VIII
                              CERTAIN TRANSACTIONS

     Section 1. Unless otherwise restricted by law, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) The contracts is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.

     Section 2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IX
                               GENERAL PROVISIONS
                                  DISTRIBUTIONS

     Section 1. Distributions upon the shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property, or in its shares, subject to the provisions of the articles of incorporation.

     Section 2. Before payment of any distributions, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X
                                   AMENDMENTS

     Section 1. These by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of the board of directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors.

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